Exhibit 31.2

CERTIFICATION

I, Jay H. Bhatt, certify that:

1. I have reviewed this annual report on Form 10-K/A of Progress Software Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 29, 2012

/s/ JAY H. BHATT
Jay H. Bhatt President and Chief Executive Officer (Principal Financial Officer)